EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 14, 2004, relating to the consolidated financial statements of Cheniere Energy, Inc., which appears on page 4 in Cheniere Energy, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003, and filed with the Securities and Exchange Commission on July 20, 2004. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

August 13, 2004

Houston, Texas